UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2005

AETHER SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	52-2186634
(Commission File Number)	(IRS Employer Identification No.)

621 E. Pratt Street, Suite 601, Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

(443) 573-9400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On May 4, 2005, Aether Systems, Inc. announced the filing of a registration statement and proxy statement on Form S-4 pursuant to which Aether will seek stockholder approval at its annual meeting for a reorganization in which Aether will become a wholly owned subsidiary of Aether Holdings, Inc., a newly formed Delaware corporation, and each share of Aether common stock will be exchanged for one share of common stock of Aether Holdings, Inc. The sole purpose of the reorganization is to protect the long-term value to Aether of its substantial net operating loss and capital loss carryforwards, which will be accomplished by imposing certain restrictions on the transfer of the common stock of Aether Holdings, Inc. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

     99.1: Press Release of Aether Systems, Inc., dated May 4, 2005.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 4, 2005.

AETHER SYSTEMS, INC.

   /s/ David C. Reymann
By: David C. Reymann
Its: Chief Financial Officer

Date: May 4, 2005